                               GLOBAL SIGNAL INC.

                                7,000,000 Shares

                                  Common Stock

                         FORM OF UNDERWRITING AGREEMENT

                                 dated [o], 2004

                        MORGAN STANLEY & CO. INCORPORATED

                         BANC OF AMERICA SECURITIES LLC

                              LEHMAN BROTHERS INC.

                        RAYMOND JAMES & ASSOCIATES, INC.

                         FORM OF UNDERWRITING AGREEMENT

[o], 2004

MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
RAYMOND JAMES & ASSOCIATES, INC.

         As Representatives of the several Underwriters

c/o MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY 10036
and
BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

         Introductory. Global Signal Inc., a Delaware corporation (the
"Company"), proposes to issue and sell to the several underwriters named in
Schedule A (the "Underwriters") an aggregate of [7,000,000] shares (the "Firm
Common Shares") of its Common Stock, par value $0.01 per share (the "Common
Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [1,050,000] shares (the "Optional Common Shares")
of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Morgan Stanley & Co. Incorporated ("Morgan
Stanley"), Banc of America Securities LLC ("BAS"), Lehman Brothers Inc. and
Raymond James & Associates, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-11 (File No.
333-112839), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the
Securities Act of 1933 and the rules and regulations promulgated thereunder
(collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the
Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration
Statement. Such prospectus, in the form first furnished to the Underwriters for use by the Underwriters to confirm sales of the Common Shares, is called the
"Prospectus"; provided, however, if the Company has, with the consent of the
Representatives, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion
(each, a "preliminary prospectus") dated May 20, 2004 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration
Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the
Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         Morgan Stanley has agreed to reserve a portion of the Common Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the
Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by
Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the
Underwriters as set forth in the Prospectus.

         The Company hereby confirms its engagement of BAS as, and BAS hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Common Shares. BAS, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Common Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

         The Company hereby confirms its agreements with the Underwriters and the QIU as follows:

         SECTION 1. Representations and Warranties.

         The Company hereby represents, warrants and covenants to each
Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration
Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration
Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the
Underwriters for use in connection with the offer and sale of the Common Shares.
Each of the Registration Statement, any Rule 462(b) Registration Statement and
any post-effective amendment thereto, at the time it became effective, the
Closing Date and the Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Prospectus, as amended or supplemented, as of its date, or the date of any such amendment or supplement, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b)
Registration Statement, or any post-effective amendment thereto, or the
Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the
Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Distribution of Offering Material By the Company. The Company has
not distributed and will not distribute, prior to the earlier of the purchase of all Optional Common Shares or the expiration of the period referred to in
Section 2(c) and the completion of the Underwriters' distribution of the Common
Shares, any offering material in connection with the offering and sale of the
Common Shares other than a preliminary prospectus, the Prospectus or the
Registration Statement.

         (c) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (d) Authorization of the Common Shares. The Common Shares to be
purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (e) No Applicable Registration or Other Similar Rights. Except as
otherwise disclosed in the Registration Statement or Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (f) No Material Adverse Change. Except as otherwise disclosed in the
Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (g) Independent Accountants. Ernst & Young LLP, who have expressed their opinion as set forth in the Registration Statement with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and Tower Ventures III LLC ("Tower Ventures")
filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

         (h) Preparation of the Financial Statements. The consolidated financial statements and schedules of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. The statements of revenue and certain expenses of Tower Ventures filed with the Commission as a part of the Registration
Statement and included in the Prospectus present fairly the revenue and certain expenses of Tower Ventures for the periods specified. Such financial statements and schedules of the Company have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Such Statements of revenue and certain expenses of Tower
Ventures were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, primarily Rule 3-14 of Regulation
S-X, and do not represent a complete presentation of the results of operations as required by accounting principals generally accepted in the United States. No other financial statements or schedules are required to be included in the
Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information",
"Selected Historical Consolidated Financial Information" and "Capitalization"
fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         The pro forma condensed consolidated financial statements of the
Company and its subsidiaries and the related notes thereto included in the
Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are

reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (i) Incorporation and Good Standing of the Company and its
Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the States of Florida and Georgia, other than those subsidiaries that do not transact business in Florida or Georgia, and each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the States of Florida and Georgia) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the
Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21.1 to the Registration Statement.

         (j) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the
Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the
Prospectus or upon exercise of outstanding options or warrants described in the
Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (k) Listing. The Common Shares have been approved for listing on the
New York Stock Exchange, subject only to official notice of issuance.

         (l) Non-Contravention of Existing Instruments; No Further
Authorizations or Approvals Required. Neither the Company nor any of its
"significant subsidiaries" as such term is defined in Rule 1-02 of Regulation
S-X of the rules and regulations of the Commission under the Securities Act is in violation of its charter or by-laws or is in default (or, with the giving of notice

or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit
Agreement dated as of October 29, 2003, between Pinnacle Towers Acquisition Inc.
and Morgan Stanley Asset Funding Inc., as amended, and the Amended and Restated
Loan and Security Agreement dated February 5, 2004 between Pinnacle Towers Inc.
and any other borrower or borrowers that may become a party thereto, as
Borrowers, and Towers Finco LLC, as Lender), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing
Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment
Triggering Event (as defined below), except such as will be satisfied through repayment made by the Company with proceeds from the offering and sale of the
Common Shares, under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any
Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except the registration under the
Securities Act, applicable state securities or blue sky laws and from the NASD.
As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (m) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the
Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or
(iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (n) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, including without limitation the Federal Communications

Commission (the "FCC") and the Federal Aviation Authority (the "FAA"), necessary to conduct their respective businesses, except where a failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (o) Title to Properties. Except as disclosed in the Prospectus, the
Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i)
Permitted Encumbrances and (ii) as would not result in a Material Adverse
Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, except as would not result in a Material Adverse Change.
"Permitted Encumbrances" shall mean (a) liens that are expressly described in the Prospectus and (b) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the properties or assets for the purposes intended therefor as contemplated in the
Prospectus.

         (p) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate cause a Material Adverse Change. The Company has made, to the extent required by GAAP, adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (q) REIT Qualification The Company has, since its inception, been organized and operated, and as of the First Closing Date and any Option Closing
Date, as the case may be, will continue to be organized and to operate, in a manner so as to qualify as a "real estate investment trust" ("REIT") under
Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

         (r) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

         (s) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or

leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except for changes to director's and officer's insurance, the Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of the Common Shares.

         (u) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (v) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i)
transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i)
neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern
(collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries,

attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental
Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any
Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of
Environmental Concern, that reasonably could result in a violation of any
Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, which, in any case, would in the case of (i), (ii) or (iii), cause a Material Adverse Change.

         (x) Periodic Review of Costs of Environmental Compliance. In the
ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the
Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material
Adverse Change.

         (y) ERISA Compliance. The Company and its subsidiaries and any
"employee benefit plan" (as defined under the Employee Retirement Income
Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of
1986, as amended, and the regulations and published interpretations thereunder
(the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the
Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their
ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan"
established or maintained by the Company, its subsidiaries or any of their ERISA
Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (z) Brokers. Other than the options described in the Prospectus under the caption "Certain Relationships and Related Party Transactions--Options
Granted to Fortress and Greenhill," there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this
Agreement.

         (aa) No Outstanding Loans or Other Indebtedness. There are no
outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

         (bb) Compliance with Laws. Except as otherwise provided in this Section
1, the Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

         (cc) Directed Shares Foreign Compliance. The Registration Statement,
the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the
Directed Share Program.

         (dd) Directed Shares Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed
Shares in any jurisdiction where the Directed Shares are being offered.

         (ee) Directed Shares. The Company has not offered, or caused Morgan
Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2. Purchase, Sale and Delivery of the Common Shares.

         (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the

                                       10

representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of
Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the
Company shall be $[o] per share.

         (b) The First Closing Date. Delivery of certificates for the Firm
Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York NY
(or such other place as may be agreed to by the Company and the Representatives)
at 9:00 a.m. New York time, on [o], 2004 or such other time and date not later than 1:30 p. m. New York time, on [o], 2004 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing
Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) The Optional Common Shares; the Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [1,050,000] Optional Common Shares from the
Company at the purchase price per share to be paid by the Underwriters for the
Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised in whole or from time to time in part upon notice by the
Representatives to the Company, which notice or notices may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i)
the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date;
and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common
Shares). Any such time and date of delivery, if subsequent to the First Closing
Date, is called an "Option Closing Date" and shall be determined by the
Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common
Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The
Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the

                                       11

Prospectus, their respective portions of the Common Shares as soon after this
Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at any Option Closing
Date) by wire transfer of immediately available funds to the order of the
Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the
Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Each of the Representatives, individually and not as a
Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Option Closing Date, as the case may be, for the account of such
Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several
Underwriters the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several
Underwriters, the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or any Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the firm Common
Shares and the Optional Common Shares shall be made through the facilities of
The Depositary Trust Company unless the Representatives shall otherwise instruct, and shall be registered in such names and denominations as the
Representatives shall have requested at least one full business day prior to the
First Closing Date (or any Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this
Agreement is a further condition to the obligations of the Underwriters.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00
p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

         SECTION 3. Additional Covenants of the Company.

         The Company further covenants and agrees with each Underwriter as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements.
During such period beginning on the date hereof and ending on the later of the
First Closing Date or such date, as in the opinion of counsel for the
Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery
Period"), prior to amending or supplementing the Registration Statement
(including any

                                       12

registration statement filed under Rule 462(b) under the Securities Act) or the
Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object in writing.

         (b) Securities Act Compliance. After the date of this Agreement, the
Company shall promptly advise the Representatives (i) of the receipt of any comments of, or requests for additional or supplemental information from, the
Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings prior to the Closing Date that adversely effect the listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act.

         (c) Amendments and Supplements to the Prospectus and Other Securities
Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the
Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3 (a) hereof), file with the
Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the
Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The
Company agrees to furnish the Representatives, without charge, during the
Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

         (e) Blue Sky Compliance. The Company shall cooperate with the
Representatives and counsel for the Underwriters to qualify or register the
Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the
Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The

                                       13

Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common
Shares, of which it is aware, for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption
"Use of Proceeds" in the Prospectus.

         (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering the twelve-month period ending July 1, 2005 that satisfies the provisions of Section 11(a) of the Securities Act including Rule
158 thereunder.

         (i) Periodic Reporting Obligations. During the Prospectus Delivery
Period the Company shall file, on a timely basis, with the Commission and the
New York Stock Exchange all reports and documents required to be filed under the
Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the
Securities Act.

         (j) Company to Provide Interim Financial Statements. Prior to the
Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the
Registration Statement and the Prospectus.

         (l) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange.

         (n) Agreement Not to Offer or Sell Additional Securities. During the
period commencing on the date hereof and ending on the 120th day following the date of the Prospectus, the Company will not directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of shares of Common Stock, or cause a registration statement covering any shares of Common Stock to be filed, without the prior written consent of the
Representatives; provided, however, that the Company may issue shares of its
Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, including the options to be granted to FRIT PINN LLC and Greenhill Capital Partners L.P. and affiliated investment funds, or affiliates of such entities, and the Common Stock to be granted to certain directors as described therein,

                                       14

but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing with the Representatives, in an agreement in the form to be agreed, not to sell, offer, dispose of or otherwise transfer any such shares or options during such 120 day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives, except for those holders who are former employees of the Company or its subsidiaries); and provided further that the
Company may issue Common Stock upon exercise of outstanding options or warrants, including the options to be granted to FRIT PINN LLC and Greenhill Capital
Partners L.P. and affiliated investment funds, or affiliates of such entities;
and provided further that the Company may issue shares of Common Stock or options to purchase its Common Stock in mergers or acquisitions provided that the recipient of such shares or options agrees in writing with the
Representatives, in an agreement in the form to be agreed, not to sell, offer, dispose of or otherwise transfer any such shares or options during such 120 day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives). The 120-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 120-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 120-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 120-day period, the
"lock-up" restrictions described above will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

         (o) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish to the Representatives c/o Morgan
Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention:[___]
and Banc of America Securities LLC, 9 West 57th Street, New York, NY 10022,
Attention:[___]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the
Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants;
(ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current
Report on Form 8-K or other report filed by the Company with the Commission, the
NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (r) Directed Shares Compliance. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share
Program.

                                       15

         (s) Offering Materials Furnished to Underwriters. The Company will deliver to the Representatives one complete manually or facsimile signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the
Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration
Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the
Common Shares, (viii) the fees and expenses associated with listing the Common
Shares on the New York Stock Exchange, (ix) all other fees, costs and expenses referred to in Item 31 of Part II of the Registration Statement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the
Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share
Program, and (xi) the fees and expenses of the QIU, only to the extent that such fees and expenses are incurred by the QIU in the performance of its duties as the QIU. Except as provided in this Section 4, Section 6, Section 8 and Section
9 hereof, the Underwriters shall pay their[, stock transfer taxes or resale of any of the Common Shares by them and] own expenses, including, without limitation, the fees and disbursements of their counsel any advertising expenses connected with any offers they may make.

         SECTION 5. Conditions of the Obligations of the Underwriters. The
obligations of the several Underwriters to purchase and pay for the Common
Shares as provided herein on the First Closing Date and, with respect to the
Optional Common Shares, the relevant Optional Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing
Date as though then made and, with respect to the Optional Common Shares, as of the relevant Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

                                       16

         (a) Accountants' Comfort Letters. On the date hereof, the
Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company and Tower Ventures, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72, as amended by SAS
76 and SAS 78 (or any successor standard), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to (i) the Company and its consolidated subsidiaries and (ii) Tower Ventures (and the Representatives
shall have received an additional [o] conformed copies of such accountants'
letters for each of the several Underwriters).

         (b) Compliance with Registration Requirements; No Stop Order; No
Objection from NASD. For the period from and after effectiveness of this
Agreement and prior to the First Closing Date and, with respect to the Optional
Common Shares, the relevant Option Closing Date:

                  (i) the Company shall have filed the Prospectus with the
         Commission (including the information required by Rule 430A under the
         Securities Act) in the manner and within the time period required by
         Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the
         Representatives' consent thereto, the Company shall have filed a Term
         Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                  (ii) no stop order suspending the effectiveness of the
         Registration Statement, any Rule 462(b) Registration Statement, or any
         post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the relevant Option Closing
Date:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, any of its subsidiaries or Global Signal Trust I by any

                                       17

         "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinions of Counsel for the Company. On each of the First Closing
Date and any Option Closing Date the Representatives shall have received from
Skadden, Arps, Slate, Meagher & Flom LLP (i) an opinion as counsel for the
Company, (ii) the tax letter as special tax counsel for the Company and (iii)
the negative assurance letter as counsel for the Company, each to be dated as of such Closing Date and each in the form to be agreed upon by Skadden, Arps,
Slate, Meagher & Flom LLP and the Representatives.

         (e) Opinion of General Counsel for the Company. On each of the First
Closing Date and any Option Closing Date the Representatives shall have received the opinion of Stephen W. Crawford, Executive Vice President and General Counsel
for the Company, dated as of such Closing Date, the form to be agreed by Stephen
W. Crawford and the Representatives.

         (f) Opinion of Counsel for the Underwriters. On each of the First
Closing Date and any Option Closing Date the Representatives shall have received the opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, in the form to be agreed by Davis Polk & Wardwell and the
Representatives (and the Representatives shall have received an additional [o]
conformed copies of such counsel's legal opinion for each of the several
Underwriters).

         (g) Officers' Certificate. On each of the First Closing Date and any
Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or
President of the Company and the Chief Financial Officer or Chief Accounting
Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material
         Adverse Change;

                  (ii) the representations, warranties and covenants of the
         Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements
         hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (h) Bring-down Comfort Letters. On each of the First Closing Date and any Option Closing Date the Representatives shall have received from Ernst &
Young LLP, independent public or certified public accountants for the Company, letters dated such date, in form and substance satisfactory to the
Representatives, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a) of this Section 5 relating to (i) the Company and its consolidated subsidiaries and (ii) Tower Ventures, respectively, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Option Closing Date, as the case may be

                                       18

(and the Representatives shall have received an additional [o] conformed copies of such accountants' letters for each of the several Underwriters).

         (i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the
Representatives an agreement in the form to be agreed from each director and officer of the Company, Fortress Investment Holdings LLC, Greenhill Capital
Partners, L.P., Abrams Capital, LLC, Mr. Kevin Czinger, ________, and
_____________, and such agreement shall be in full force and effect on each of the First Closing Date and any Option Closing Date.

         (j) Additional Documents. On or before each of the First Closing Date and any Option Closing Date, the Representatives and counsel for the
Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the
Representatives by notice to the Company at any time on or prior to the First
Closing Date and, with respect to the Optional Common Shares, at any time prior to the relevant Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4,
Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is
not consummated because of any refusal, inability or failure on the part of the
Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters
(or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common
Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the
Representatives of the effectiveness of the Registration Statement under the
Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the
Representatives and the Underwriters pursuant to Sections 4 hereof, (b) of any
Underwriter to the Company, or (c) of any party hereto to any other party except that the

                                       19

provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 8. Indemnification.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, each person, if any, who controls any Underwriter within the meaning of the
Securities Act and the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each
Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the
Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the
Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the
Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each
Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its

                                       20

directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities
Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise
(including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below)
arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the
Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the
Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the second paragraph and the statements set forth under the subsection entitled
"Qualified Independent Underwriters" under the caption "Underwriting" in the
Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate

                                       21

counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section
8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU's acting as a
"qualified independent underwriter" (within the meaning of Rule 2720 of the
NASD's Conduct Rules) in connection with the offering contemplated by this
Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

                                       22

         SECTION 9. Contribution. If the indemnification provided for in Section
8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the
Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the
Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common
Shares pursuant to this Agreement (before deducting expenses) received by the
Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule
434 under the Securities Act is used, the corresponding location on the Term
Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

                                       23

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange
Act shall have the same rights to contribution as the Company.

         SECTION 9A. Directed Share Program Indemnification.

         (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act
("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the
Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statements or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the
Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

         (b) In case any proceeding (including any governmental investigation)
shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9A(a), the Morgan Stanley Entity seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding
(including any impleaded parties) include both the Company and the Morgan
Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The
Company shall not, in respect of the legal

                                       24

expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley
Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The
Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any
Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

         (c) To the extent the indemnification provided for in Section 9A(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the
Morgan Stanley Entities on the other hand from the offering of the Directed
Shares or (ii) if the allocation provided by clause 9A(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9A(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Directed Shares
(before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the
Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley
Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan
Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9A were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9A(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall

                                       25

be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9A, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9A are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 10. Default of One or More of the Several Underwriters. If, on
the First Closing Date or any Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common
Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or
Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other
Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting
Underwriters, to purchase the Common Shares which such defaulting Underwriter or
Underwriters agreed but failed or refused to purchase on such date. If, on the
First Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. [No person may be substituted for a defaulting underwriter under this
Section 10 without the prior written consent of the Company, such consent not to be unreasonably withheld.] Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Termination of this Agreement. Prior to the First Closing
Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the
NYSE, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or

                                       26

minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;
(iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United
States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the
Representatives there shall have occurred any Material Adverse Change; or (v)
the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the
Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the
Underwriters pursuant to Sections 4 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. Representations and Indemnities to Survive Delivery. The
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares (including the Directed Shares) sold hereunder and any termination of this Agreement.

         SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY 10036
         Facsimile:  (212)
         Attention:  Global Capital Markets Syndicate Desk

         Banc of America Securities LLC
         9 West 57th Street
         New York,  NY 10019
         Facsimile:  (212)
         Attention:  Thomas M. Morrison

         With a copy to:

                                       27

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY 10017
         Facsimile:  (212) 450-3674
         Attention:  Richard D. Truesdell, Jr.

         If to the Company:

         Global Signal Inc.
         301 North Cattlemen Road, Suite 300
         Sarasota, FL 34232
         Facsimile:  (941) 308-4170
         Attention:  Stephen W. Crawford - Executive Vice President, General
                                           Counsel and Secretary

         With a copy to:
         Fortress Investment Group LLC
         1251 Avenue of the Americas
         New York, NY 10020
         Facsimile:  (212) 798-6060
         Attention:  Alan Chesick - General Counsel

         And a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         4 Times Square
         New York, NY 10036
         Facsimile:  (212) 735-2000
         Attention:  Phyllis G. Korff

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. Partial Unenforceability. The invalidity or
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                                       28

         SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, the QIU, any person controlling any Underwriter, or the QIU, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the
Underwriters, the Underwriters' officers and employees, the QIU, the QIU's officers and employees, any controlling persons referred to herein, the
Company's directors and the Company's officers who sign the Registration
Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several
Underwriters merely because of such purchase.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       29

                                                   Very truly yours,

                                                   GLOBAL SIGNAL INC.

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
RAYMOND JAMES & ASSOCIATES, INC.
     Acting as Representatives of the
     several Underwriters named in
     the attached Schedule A.

     By Morgan Stanley & Co. Incorporated

     By:
        ---------------------------------
        Name:
        Title:

     By Banc of America Securities LLC

     By:
        ---------------------------------
                 Managing Director

                                       30

                                                                   SCHEDULE A

                                                                 NUMBER OF FIRM
                                                                COMMON SHARES TO
UNDERWRITERS                                                      BE PURCHASED
--------------------------------------------------------------  ----------------
Morgan Stanley & Co. Incorporated.............................        [___]
Banc of America Securities LLC................................        [___]
Lehman Brothers Inc...........................................        [___]
Raymond James & Associates, Inc...............................        [___]

         Total................................................        [___]

                                      A-1